UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 25, 2023 (October 20, 2023)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.

001-38646	Dow Inc.	Delaware	30-1128146

2211 H.H. Dow Way, Midland, MI 48674

(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2023, Dow Inc. (“Dow” or the “Company”) announced that the Board of Directors has elected Jeffrey L. Tate to the role of Chief Financial Officer, effective November 1, 2023. Mr. Tate will succeed President and Chief Financial Officer Howard Ungerleider, who has elected to retire from the Company and provided notice of his retirement to the Company on October 20, 2023. The change in roles was approved by the Board of Directors on October 20, 2023, and is effective November 1, 2023, with Mr. Ungerleider’s retirement from Dow occurring in January 2024.

Mr. Tate, 54, rejoins Dow following his service as Executive Vice President and Chief Financial Officer of Leggett & Platt from September 2019 through June 2023. Mr. Tate first joined Dow in 1992 and has held senior-level finance, operating and general management roles. Most recently, Mr. Tate served as Vice President of Finance for Dow Packaging & Specialty Plastics from 2017 to 2019, Corporate Auditor from 2012 to 2017, Finance Director of Performance Materials & Performance Plastics from 2009 to 2012, and Director of Investor Relations from 2006 to 2009.

In connection with Mr. Tate’s election as Chief Financial Officer of Dow, Mr. Tate will receive an annual base salary of $895,000 and will be eligible to participate in Dow’s annual cash incentive program with a target award of 110% of his base salary. In addition, Mr. Tate is eligible to participate in Dow’s long-term incentive compensation program, pursuant to which he is eligible to receive equity-based awards comprised of stock options, performance stock units and restricted stock units issued under Dow’s 2019 Stock Incentive Plan with a target award value of $3.7 million anticipated to be granted in February 2024. Mr. Tate will receive a pro-rated portion of his annual cash incentive program for the 2023 performance year. Mr. Tate will also receive a one-time cash bonus of $250,000, subject to his continued employment through March 2024, and a one-time equity award in the form of restricted stock units with a grant date value of $3.5 million, which will vest on the third anniversary of the grant date, subject to standard terms and conditions. Mr. Tate is eligible to participate in the same benefit programs that are offered to most other U.S.-based salaried executives, including participation in Dow’s U.S. Severance Plan, each as described in Dow’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 3, 2023.

There are no arrangements or understandings between Mr. Tate and any other persons, other than his compensation terms, pursuant to which Mr. Tate was elected as Chief Financial Officer of the Company. There is no family relationship among any of the Company’s directors or executive officers and Mr. Tate. There are no transactions in which Mr. Tate has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the October 24, 2023 press release announcing Mr. Ungerleider’s retirement and Mr. Tate’s election is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release issued by Dow Inc. on October 24, 2023.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: October 25, 2023

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary